                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-37923 and 333-11264) pertaining to the 1996 Stock Option Plan and the Registration Statement (Form S-8 No. 333-90757) pertaining to the Sinclair Option Agreements of Caribiner International, Inc. of our report dated December 28, 1999, with respect to the consolidated financial statements of Caribiner International, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 1999.

                                                           /s/ Ernst & Young LLP

                                                           Ernst & Young LLP

New York, NY
December 28, 1999